Exhibit 23.2


               Consent of Independent Certified Public Accountant



THCG, Inc.
New York, New York, New York

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements (Files No. 33-44888 and No. 33-33028).

                                                 /s/ Cohen & Schaeffer, P.C.

New York, New York
March 29, 2001